As filed with the Securities and Exchange Commission on February 18, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             -----------------------


                           FPIC INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Florida                                        No. 59-3359111
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                 1000 Riverside Avenue, Suite 800, Jacksonville,
                  Florida 32204 (Address of principal executive
                           office, including zip code)


                             -----------------------


                             OMNIBUS INCENTIVE PLAN
                              (Full title of plan)


                             -----------------------


                               John R. Byers, Esq.
                  Executive Vice President and General Counsel
                           FPIC Insurance Group, Inc.
          1000 Riverside Avenue, Suite 800, Jacksonville Florida 32204
                                 (904) 354-5910
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------


                                   Copies to:
                             Michael B. Kirwan, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        50 North Laura Street, Suite 2800
                           Jacksonville, Florida 32202
                                 (904) 354-8000

                             -----------------------



                         CALCULATION OF REGISTRATION FEE


  Title of each class                                   Proposed             Proposed maximum
  of securities to be         Amount to be          maximum offering        aggregate offering           Amount of
      registered               registered           price per share*              price*             registration fee

Common Stock,                   1,165,000                $42.75                $49,803,750              $13,845.44
$.10 par value per               shares
share
=======================  ======================= ======================= ========================  =====================

*Determined on the basis of the average of the high and low sale price on February 16, 1999, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act of 1933 ") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998.

     (c) Description of the Company's Common Stock as set forth in the Registration Statement on Form 8-A/A dated July 30, 1996.

     (d) The Company's reports on Form 8-K, filed with the Commission on July 15, 1998 and January 21, 1999.

     All  other  documents  subsequently  filed by the  Registrant  pursuant  to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of  Directors and Officers.

     Article VI of the Bylaws of the Company provides for indemnification of the Company's directors, officers, employees or agents in accordance with the laws of the State of Florida.

     Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 607.0850(2) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

     Section 607.0850(3) of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) and
(2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection with the defense.

     Section 607.0850(4) of the FBCA provides that any indemnification under subsections (1) and (2) of Section 607.0850, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (1) and (2) of Section 607.0850. Such determination shall be made:

     (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

     (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

        (c) by independent legal counsel:

          (1) selected by the board of directors as prescribed in paragraph (a) or a committee selected as prescribed in paragraph (b); or

          (2) if no quorum of directors can be obtained under paragraph (a) and no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

     (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

     Section 607.0850(7) of the FBCA states that indemnification and advancement of expenses are not exclusive and empowers the corporation to make any other further indemnification or advancement of expenses of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee or agent (a) violated criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from such transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     Section 607.0850(9) of the FBCA permits any director, officer, employee or agent who is or was a party to a proceeding to apply for indemnification or advancement of expenses to any court of competent jurisdiction.

     Section 607.0850(12) of the FBCA permits a corporation to purchase and maintain insurance for a director, officer, employee or agent against any liability incurred in his or her official capacity or arising out of his or her status as such regardless of the corporation's power to indemnify him or her against such liability under this section.

     According to Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the Company or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful; (ii) a transaction from which the director derived improper personal benefit; (iii) a violation of Section 607.0834 of the FBCA, which concerns unlawful payment of dividends; or (iv) in a proceeding by or in the right of the corporation or a proceeding by or in the right of someone other than the corporation or a stockholder, conscious disregard for the best interest of the corporation, or willful misconduct, or recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     We have listed the Exhibits required to be filed with this Registration Statement in the following Exhibit Index. We incorporate by reference those exhibits that have previously been filed with the Commission.

Item 9.   Undertakings.

     The Company undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, state of Florida, on the 18th day of February, 1999.

                                          FPIC INSURANCE GROUP, INC.
                                                      (Registrant)


                                          By: /s/ William R. Russell
                                          -----------------------------------
                                          William R. Russell
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW BY ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William R. Russell, Robert B. Finch, Donald J. Sabia, Charles W. Emanuel and John R. Byers, and each of them (with full power in each to act alone), as his true and lawful attorneys- in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 18, 1999.

           Signature                                  Title
	   ---------				      -----

/s/ James G. White, M.D.                Chairman of the Board of Directors
------------------------------------
James G. White, M.D.

/s/ Guy T. Selander, M.D.               Vice Chairman of the Board of Directors
------------------------------------
Guy T. Selander, M.D.

                                        Director
------------------------------------
Gaston J. Acosta-Rua, M.D.

/s/ James W. Bridges, M.D.              Director
------------------------------------
James W. Bridges, M.D.

/s/ J. Stewart Hagin, M.D.              Director
------------------------------------
J. Stewart Hagin, M.D.

/s/ D. L. Van Eldik, M.D.               Director
------------------------------------
D. L. Van Eldik, M.D.

/s/ Henry M. Yonge, M.D.                Director
------------------------------------
Henry M. Yonge, M.D.

/s/ Curtis E. Gause, D.D.S.             Director
------------------------------------
Curtis E. Gause, D.D.S.

/s/ Frank Moya, M.D.                    Director
------------------------------------
Frank Moya, M.D.

/s/ David M. Shapiro, M.D.              Director
------------------------------------
David M. Shapiro, M.D.

/s/ Richard J. Bagby, M.D.              Director
------------------------------------
Richard J. Bagby, M.D.

/s/ Robert O. Baratta, M.D.             Director
------------------------------------
Robert O. Baratta, M.D.

/s/ Louis C. Murray, M.D.               Director
------------------------------------
Louis C. Murray,  M.D.

/s/ William R. Russell                  President, Chief Executive Officer and
------------------------------------    Director (Principal Executive Officer)
William R. Russell

/s/ Robert B. Finch                     Executive Vice President and Treasurer
------------------------------------    (Principal Financial Officer)
Robert B. Finch

/s/ Donald J. Sabia                     Vice President and Controller (Principal
------------------------------------    Accounting Officer)
Donald J. Sabia

                                  EXHIBIT INDEX


   Exhibit
     No.
-----------
    3(a)       Restated Articles of Incorporation of the Company, (incorporated by reference to Exhibit 3(a) to the Company's Registration
               Statement on Form S-4 (File No. 333-2040), first filed with the
               Commission on March 7, 1996)
    3(b)       Bylaws of the Company, as amended
      5        Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
    23(a)      Consent of KPMG, LLP
    23(b)      Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5)
     24        Power of Attorney (included on the signature page of this
               Registration Statement)
     99        Omnibus Incentive Plan (incorporated by reference to Appendix
               A-2 of the Company's Definitive Proxy Statement filed with the Commission on May 8, 1998)